UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                               __________________

                                     FORM 8K

                                 CURRENT REPORT
     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

        Date of Report (Date of Earliest Event Reported): January 3, 2006

                        Commission File Number: 333-11625

                              ____________________


                       CAPITAL ALLIANCE INCOME TRUST LTD.,
                         A REAL ESTATE INVESTMENT TRUST

  _____________________________________________________________________________
             (Exact name of registrant as specified in its charter)




          Delaware                                              94-3240473
----------------------------                              ----------------------
(State or other Jurisdiction                                 (I.R.S. Employer
     of incorporation)                                    Identification Number)

     100 Pine Street
     Suite 2450
     San Francisco, California                                    94111
---------------------------------------                   ----------------------
(Address of principal executive office)                         (zip code)

                                 (415) 288-9575
--------------------------------------------------------------------------------
              (Registrant's telephone number, including area code)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CRF
    230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CRF
    240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(d) under the Exchange
    Act (17 CRF 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange
    Act (17 CRF 240.13e-4(c))

Item 8.01        Other Event

On January 3, 2006, Capital Alliance Income Trust, Ltd. announced a new term credit facility. A copy of the press release is attached as Exhibit 99.1.

Exhibit 99.1     Press release dated January 3, 2006

Press Release
                       CAPITAL ALLIANCE INCOME TRUST LTD.
                       ANNOUNCES NEW TERM CREDIT FACILITY

SAN FRANCISCO - (BUSINESS WIRE) - January 3, 2006 - Capital Alliance Income Trust Ltd. ("CAIT") (AMEX: CAA-news), a specialty, residential mortgage finance company organized as a real estate investment trust, announced that it has negotiated a $7,000,000 term credit facility with Franklin Bank SSB, (NASDAQ:
FBTX) of Houston, Texas. The two year facility, which matures November 2007, also has a one year extension option.

Richard Wrensen, Executive Vice-President and Chief Financial Officer of CAIT, stated that, "We hope that this facility is the beginning of a successful long term relationship. The Franklin Bank facility will enable CAIT to pledge its core mortgage portfolio and obtain increased interest rate spreads of approximately 300 basis points over the trust's currently existing financing. CAIT will also continue to seek additional, competitively priced credit commitments from Franklin Bank and other lenders. Our current balance sheet is significantly underleveraged as outstanding borrowings, including the Franklin Bank borrowing, are less than two times equity capital. Most mortgage REITs borrow six to eight or more times their equity capital."

CAIT, a specialty residential lender, invests in conforming and high-yielding, non-conforming residential mortgage loans on one-to-four-unit-residential properties located primarily in California and other western states. Only loans with a combined loan-to-value ratio of not more than 75% at the time of funding comprise CAIT's core mortgage investment portfolio.

This document contains "forward-looking statements" (within the meaning of the Private Securities Litigation Reform Act of 1995) that inherently involve risks and uncertainties. CAIT's actual results and liquidity can differ materially from those anticipated in these forward-looking statements because of changes in the level and composition of CAIT's investments and unforeseen factors. As discussed in CAIT's filings with the Securities and Exchange Commission, these factors may include, but are not limited to, changes in general economic conditions, the availability of suitable investments, fluctuations in and market expectations for fluctuations in interest rates and levels of mortgage prepayments, deterioration in credit quality and ratings, the effectiveness of risk management strategies, the impact of leverage, the liquidity of secondary markets and credit markets, increases in costs and other general competitive factors.

Contact: Capital Alliance Income Trust Ltd., San Francisco
         Richard Wrensen, EVP and CFO - 415/288-9575 rwrensen@calliance.com www.calliance.com

                                   SIGNATURES
                                   ----------

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, hereunto duly authorized.

                  CAPITAL ALLIANCE INCOME TRUST, LTD.,
                  A Real Estate Investment Trust


Dated: January 5, 2006                               By: /s/ Richard Wrensen
                                                         -------------------
                                                         Richard J. Wrensen,
                                                         Chief Financial Officer